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                                                                    EXHIBIT 10.5

                            INDEMNIFICATION AGREEMENT


         This AGREEMENT is made and entered into this ___ of _____, 2000, by and between Hydril Company, a Delaware corporation ("Hydril"), and ___________________ (the "Indemnitee").

         WHEREAS, Indemnitee is a director or an executive officer or both of Hydril;

         WHEREAS, the Bylaws of Hydril provide certain indemnification rights to directors and executive officers of Hydril, and its directors and executive officers have been otherwise assured indemnification, as provided by Delaware law;

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to Hydril in an effective manner and Indemnitee's reliance on past assurances of indemnification, Hydril wishes to provide in this Agreement for the indemnification of and the advancing of expenses (whether partial or complete) to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under Hydril's directors' and officers' liability insurance policies;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and Indemnitee's continuing to serve as a director or an executive officer or both of Hydril, the parties hereto agree as follows:

     1. Requirement of Indemnity and Advancement of Expenses. Hydril shall indemnify Indemnitee against Expenses (as this and all other capitalized words are defined in Section 12), and advance Expenses to Indemnitee, in each case to the fullest extent permitted by applicable law in effect on the date hereof, and to such greater extent as applicable law may thereafter permit, in the event that Indemnitee was or is a party or is threatened to be made a party to or is involved or is threatened to be involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any Proceeding by reason of the fact that Indemnitee is or was serving in a Corporate Status or by reason of Indemnitee's alleged action or inaction in such capacity. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by Section 145(b) of the DGCL in Proceedings by or in the right of Hydril and to the fullest extent permitted by Section 145(a) of the DGCL in all other Proceedings.

     2. Indemnity in Any Proceeding or Matter. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action with or without prejudice, in defense of any Proceeding covered by this Agreement, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, Hydril shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his

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behalf relating to each Matter. The termination of any Matter in such a
Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

     3. Advancement of Expenses. In the event of a Proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Agreement, following a request by Indemnitee in accordance with Section 4, Expenses reasonably incurred by the Indemnitee in connection with such Proceeding shall be paid by Hydril in advance of the final disposition of the Proceeding; provided, however, that if the DGCL requires or if Hydril so requests, payment shall be made to or on behalf of the Indemnitee only upon delivery to Hydril of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined under Section 145 of the DGCL that the Indemnitee is not entitled to be indemnified by Hydril. Indemnitee agrees that Indemnitee shall reimburse Hydril for all Expenses paid by Hydril in defending any Proceeding against Indemnitee in the event and only to the extent that it shall be determined by final judgment or other final adjudication that, under the provisions of any applicable law and the provisions of this Agreement, Indemnitee is not entitled to be indemnified by Hydril for such Expenses.

     4. Written Request. To obtain indemnification, Indemnitee shall submit to Hydril a written request with such information as is reasonably available to Indemnitee, including with respect to the amount of any Expenses or potential Expenses. The Secretary of Hydril shall promptly advise the Board of Directors of such request.

     5. Determination of Entitlement Prior to a Change of Control. If there has been no Change of Control at the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined by a Reviewing Party in accordance with Section 145(d) of the DGCL If entitlement to indemnification is to be determined by Independent Counsel, Hydril shall furnish notice to Indemnitee within 10 days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to Hydril a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either Hydril or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment as Reviewing Party of an Independent Counsel selected by the Court.

     6. Determination of Entitlement After a Change of Control. If there has been a Change of Control at the time a request for indemnification is sent, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and advances under this Agreement, the Reviewing Party shall be an Independent Counsel selected in the following manner. Indemnitee shall give Hydril written notice advising of the identity and address of the Independent Counsel selected by Indemnitee. Unless Hydril objects within seven days after receipt of such written notice of selection, the Independent Counsel selected by Indemnitee shall be the Reviewing Party. Any such objection by Hydril may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel, and the objection shall set forth with particularity the factual basis of such

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assertion. If Hydril so objects, Indemnitee may petition the Court for a determination that Hydril's objection to the selection of an Independent Counsel is without a reasonable basis and/or for the appointment as Reviewing Party of an Independent Counsel selected by the Court.

     7. Procedure for Reviewing Party. The Indemnitee and Indemnitee's counsel shall be given an opportunity to be heard and to present evidence on the Indemnitee's behalf in connection with consideration by the Reviewing Party. An Independent Counsel who serves as a Reviewing Party, among other things, shall render its written opinion to Hydril and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. Hydril agrees to indemnify fully such Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages actually and reasonably incurred, arising out of or relating to this Agreement or its engagement pursuant hereto.

     8. Presumption and Deemed Determination. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 4 of this Agreement, and thereafter Hydril shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless Hydril provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

         Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 5 or 6 of this Agreement to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by Hydril of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Hydril, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

     9. Fees and Expenses of Counsel. Hydril agrees to provide full cooperation to and shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Agreement and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed.

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     10. Judicial Determination. In the event that (i) a determination is made pursuant to Section 5 or 6 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3 of this Agreement, (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, or (b) within 90 days after objections to his selection have been overruled by the Court, or (c) within 90 days after the time for Hydril or Indemnitee to object to his selection, or (iv) payment of indemnification is not made within 5 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5, 6 or 8 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section, Hydril shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, Hydril shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

         Hydril shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that Hydril is bound by all provisions of this Agreement. In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from Hydril, and shall be indemnified by Hydril against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

     11. Establishment of Trust. In the event of a Potential Change of Control, Hydril shall, upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund such trust in an amount sufficient to satisfy any and all expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Proceeding, and any and all judgments, fines, penalties and settlement amounts of any and all Proceedings covered by this Agreement, from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The terms of the trust shall provide that upon a Change of Control, (a) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee,
(b) the trustee shall advance within two business days of a request by the Indemnitee any and all expenses reasonably incurred by the Indemnitee (and the Indemnitee hereby agrees to

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reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse Hydril under this Agreement), (c) the trust shall continue to be funded by Hydril in accordance with the funding obligation set forth above, (d) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (e) all unexpended funds in such trust shall revert to Hydril upon a final determination by the Court that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee. Nothing in this Section 11 shall relieve Hydril of any of its obligations under this Agreement.

     12. Definitions. For purposes of this Agreement:

         "Change of Control" means a change of control of Hydril after the date hereof in any one of the following circumstances (1) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not Hydril is then subject to such reporting requirement; (2) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Hydril representing 40% or more of the combined voting power of Hydril's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (3) Hydril is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by Hydril's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         "Corporate Status" describes the status of a person who (a) is or was a director, officer or employee of Hydril, or is or was serving at the request of Hydril as a director, officer or employee of another Company, partnership, joint venture, trust or other enterprise, in each case which is controlled by Hydril, or (b) is or was serving, at the written request of Hydril or pursuant to an agreement in writing with Hydril which request or agreement provides for indemnification under these By-laws, as a director, officer or employee of another Company, partnership, joint venture, trust or other enterprise not controlled by Hydril, provided that if such written request or agreement referred to in this clause (b) provides for a lesser degree of indemnification by Hydril than that provided pursuant to this Agreement, the provisions contained in or made pursuant to such written request or agreement shall govern. References above to "other enterprises" shall include employee benefit plans and references to "serving at the request of Hydril" shall include any service as a director, officer or employee which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan or its participants or beneficiaries.

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         "Court" means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

         "DGCL" means the Delaware General Corporation Law.

         "Disinterested Director" means a director of Hydril who is not and was not a party to the Proceeding in respect of which indemnification is sought by indemnitee.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expenses" shall include all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and all reasonable attorneys' fees of Indemnitee, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

         "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or 2 of this Agreement by reason of his Corporate Status.

         "Independent Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) Hydril or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

         "Matter" is a claim, a material issue, or a substantial request for relief.

         "Person" means any person as defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act.

         "Potential Change of Control" shall be deemed to have occurred if (i) Hydril enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change of Control; (ii) any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change of Control; (iii) any Person (other than a trustee or other fiduciary, holding securities under an employee benefit plan of Hydril, acting in such capacity) who is or becomes the beneficial owner, directly or indirectly, of securities of Hydril representing 10% or more of the combined voting power of Hydril's then outstanding Voting Securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or (iv) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.

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         "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, administrative hearing or any other proceeding, or any inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding, whether civil, criminal, administrative, investigative or other, except one initiated by an Indemnitee pursuant to
Section 10 of this Agreement to enforce his rights under this Agreement.

         "Reviewing Party" means any person or body (i) permitted to determine entitlement to indemnification under Section 145(d) of the DGCL, (ii) designated as the Reviewing Party by Hydril's Board of Directors, and (iii) who is not a party to the particular Proceeding for which the Indemnitee is seeking indemnification; provided, however, that if there has been a Change of Control, the Reviewing Party shall be the Independent Counsel selected pursuant to
Section 6 of this Agreement.

         "Voting Securities" means any securities of Hydril having the right under ordinary circumstances to vote at an election of the Board of Directors.

     13. Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise; provided, that this Agreement shall supersede any prior agreements or understandings, both written and oral, between Indemnitee and Hydril, with respect to the subject matter hereof; provided, further, that, notwithstanding the foregoing proviso, and in light of the fact that this Agreement is generally intended to provide for indemnification to the fullest extent permitted by the DGCL, this Agreement shall not be construed to deprive the Indemnitee of any indemnification by Hydril permitted by applicable law with respect to an act or omission occurring prior to the date hereof that Indemnitee would otherwise have been entitled to under any such prior agreement. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Agreement shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of Indemnitee and his successors and assigns as provided in Section 16.

     14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect and understandings to the intent manifested by the provision held invalid, illegal or unenforceable.

     15. Survival. Hydril acknowledges that in continuing to provide services to Hydril, the Indemnitee is relying on this Agreement. Accordingly, Hydril agrees that its obligations hereunder will survive (a) any actual or purported termination of this Agreement by Hydril or its successors or assigns whether by operation of law or otherwise, and (b) termination of the Indemnitee's services to Hydril, whether such services were terminated by Hydril or the

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Indemnitee, with respect to any Proceeding, whether or not such Proceeding is made, threatened or commenced before or after the actual purported termination of this Agreement or the termination of the Indemnitee's services to Hydril.

     16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Hydril and spouses, heirs, executors, administrators and personal and legal representatives of Indemnitee and his estate. Hydril shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Hydril, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Hydril would be required to perform if no such succession had taken place.

     17. Notices. Any communication required or permitted to Hydril under this Agreement shall be addressed to the Secretary of Hydril and any such communication to Indemnitee shall be addressed to his home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery.

     18. Liability Insurance. To the extent Hydril maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

     19. No Duplication of Payments. Hydril shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

     20. Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     21. Subrogation. In the event of payment under this Agreement, Hydril shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Hydril effectively to bring suit to enforce such rights; provided however, that Hydril shall not enforce any of such rights in any manner or at any time as would prevent or delay payment to Indemnitee of all amounts owing to him.

     22. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of

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the business or assets of Hydril), assigns, spouses, heirs, executors, administrators and personal and legal representatives.

     23. Effective Date. This Agreement shall be effective as of the date hereof and shall apply to any claim for indemnification by the Indemnitee on or after such date.

     24. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws thereof. 25. Captions; Headings. The captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement. 26. Amendments. This Agreement may not be amended without the agreement in writing of Hydril and Indemnitee.

     25. Captions; Headings. The captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     26. Amendments. This agreement may not be amended without the agreement in writing of Hydril and Indemnitee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                       HYDRIL COMPANY



                                       By:
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